UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 5, 2005

PROQUEST COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-3246	36-3580106
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 North Zeeb Road, Ann Arbor, Michigan	48103
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (734) 761-4700

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement

(a) Mr. Surratt

On October 10, 2005, ProQuest Company (the “Company”) announced it has hired Richard Surratt to be the Chief Financial Officer of the Company. Mr. Surratt will join the Company as of November 2, 2005 and will assume the Chief Financial Officer role on November 11, 2005.

Mr. Surratt has been the Executive Vice President, Chief Financial Officer and Treasurer of Independence Air, Inc. since December 2001 and served as Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of Independence Air, Inc. from December 1999 to December 2001. From 1990 until December 2001, Mr. Surratt was employed by Mobil Corporation. During that time he held a number of executive management positions in corporate finance, accounting and new business development. From April 1998 to December 1999, he was a Director in the Mergers and Acquisitions Group, functioning as the lead finance member for that team. Prior to that position, he served as Treasurer of Latin America for Mobil Corporation.

On October 6, 2005, the Company and Mr. Surratt executed an offer letter, which includes the following terms:

•	Annual base salary of $300,000;
•	Annual cash incentive bonus with a target of 50% of base salary;
•	A grant of restricted stock valued at $200,000 on November 2, 2005, which vests in equal installments on the second and third anniversaries of his employment;
•

A three-year stock option grant of options to purchase 175,000 shares of common stock, which is attached hereto as Exhibit 10.26 and incorporated herein by reference, having an exercise price equal to the Company’s closing common stock price on Mr. Surratt’s first day of employment;

•

Relocation and other benefits and participation in the Company’s benefit programs including, health and welfare 401(k) profit sharing plan, Executive Deferred Compensation Plan and Supplemental Executive Retirement Plan;

•	Severance equal to twelve months base salary if terminated for reasons other than cause.

A copy of Mr. Surratt’s offer letter is attached hereto as Exhibit 10.23 and is incorporated herein by reference.

(b) Mr. Klausner

On October 10, 2005, Ronald Klausner assumed the role of President of the ProQuest Education businesses. All ProQuest company K-12 businesses, including Voyager Expanded Learning, Inc. (“Voyager”), Reading A-Z, SIRS, eLibrary, CultureGrams and ExploreLearning will be managed by Mr. Klausner. Prior to this position, Mr. Klausner was the President of ProQuest Information and Learning Company. On September 23, 2005, the Company delivered to Mr. Klausner an offer letter, which includes the following terms: (a) as a result of his new position, Mr. Klausner’s base salary will increase by 10%, (b) Mr. Klausner will be entitled to participate in a long term incentive plan based upon Voyager achieving certain revenue and EBITDA targets and (c) Mr. Klausner will be entitled to a one time bonus equal to $100,000 if Mr. Klausner and his family relocate to the Dallas, Texas area no later than March 31, 2006.

A copy of Mr. Klausner’s offer letter is attached as Exhibit 10.24 and is incorporated herein by reference.

(c) Mr. Prichard

On October 10, 2005, David “Skip” Prichard assumed the role of President of the ProQuest Information and Learning Higher Education and Library businesses. Mr. Prichard also became a member of the Company’s Executive Committee and will report to Alan Aldworth, the Chairman and CEO of the Company. Prior to this position, Mr. Prichard was Senior Vice President, Information and Learning Global Sales from April 2003 to October 2005. Prior to joining the Company, he was employed by LexisNexis from 1995 until 2003, where he held a number of senior management positions.

On October 5, 2005, the Company and Mr. Prichard executed an offer letter, which includes the following terms:

•	Annual base salary of $300,000;
•	Annual cash incentive bonus with a target of 70% of base salary;
•

A three-year stock option grant of options to purchase 100,000 shares of common stock, which is attached hereto as Exhibit 10.27 and incorporated herein by reference, having an exercise price equal to the Company’s closing common stock price on October 5, 2005 ($36.52);

•	Participation in the Company’s benefit programs including, health and welfare 401(k) profit sharing plan, Executive Deferred Compensation Plan, Supplemental Executive Retirement Plan;
•	Severance equal to twelve months base salary if terminated for reasons other than cause.

A copy of Mr. Prichard’s offer letter is attached hereto as Exhibit 10.25 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Mr. Surratt will assume the role of Chief Financial Officer of the Company on November 11, 2005. See the information contained in Item 1.01, which is incorporated herein by reference. In connection with Mr. Surratt’s appointment as Chief Financial Officer, Kevin Gregory will step down as Chief Financial Officer of the Company on November 11, 2005. Mr. Gregory is expected to continue to act as a consultant for the Company until the end of the year.

On October 10, 2005, Mr. Klausner became President of the ProQuest Education businesses. See the information contained in Item 1.01, which is incorporated herein by reference.

On October 10, 2005, Mr. Prichard became President of the ProQuest Information and Learning Higher Education and Library businesses and a member of the Company’s Executive Committee. See Item 1.01.

Item 7.01 Regulation FD Disclosure.

A copy of the press releases announcing the events set forth above are attached as Exhibits 99.1 and 99.2 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

10.23	Offer letter dated October 6, 2005 made by ProQuest Company to Richard Surratt.

10.24	Offer letter dated September 23, 2005 made by ProQuest Company to Ronald Klausner.

10.25	Offer letter dated October 5, 2005 made by ProQuest Company to David Prichard.

10.26	Form of Stock Option Grant to Richard Surratt

10.27	Stock Option Grant to David Prichard dated October 5, 2005

99.1	Press release issued on October 10, 2005 announcing the Company’s appointment of a new Chief Financial Officer.

99.2	Press release issued on October 10, 2005 announcing certain changes in the management of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PROQUEST COMPANY

By:    /s/          Todd W. Buchardt

Todd W. Buchardt
Senior Vice President

Dated: October 11, 2005